EXHIBIT 99.1
ARKANSAS BEST CORPORATION
ANNOUNCES THIRD QUARTER 2009 RESULTS
          (Fort Smith, Arkansas, October 21, 2009) — Arkansas Best Corporation (Nasdaq: ABFS) today announced a third quarter 2009 net loss of $5.6 million, or $0.23 per diluted share, compared to net income of $15.4 million, or $0.60 per diluted share, in the third quarter of 2008.
          “Our third quarter results reflect the on-going impact of lower freight levels and competitive industry pricing that deteriorated further compared to the first half of the year,” said Robert A. Davidson, Arkansas Best President and Chief Executive Officer. “We are now entering the fourth year of a severe freight decline that is unprecedented in our company’s history. It is unclear when business levels will benefit from a significant improvement in our nation’s economy. In the meantime, our company’s emphasis will remain on providing a high level of value-added service to our customers while managing our business, for the long-term, through diligent cost control and disciplined pricing.”
Arkansas Best Corporation
Third Quarter 2009
•	Revenue of $399.0 million, a per day decrease of 19.5% from prior year quarter of $495.8 million

•	Net loss of $0.23 per diluted share compared to net income of $0.60 per diluted share in the prior year period
ABF Freight System, Inc.®
Third Quarter 2009
•	Revenue of $369.8 million compared to $476.3 million in third quarter of 2008, a per-day decrease of 22.4%

•	Tonnage per day decrease of 10.1% versus third quarter of 2008

•	Total billed revenue per hundredweight of $23.98 compared to $27.75, a decrease of 13.6%, that is mainly attributable to the steep decline in fuel surcharge compared to the third quarter of 2008

•	Operating loss of $14.0 million compared to operating income of $25.2 million in third quarter of 2008

•	Operating ratio of 103.8% compared to 94.7% in third quarter of 2008
          “The smaller decline in ABF’s third quarter tonnage implies an improving freight environment compared to the first half of the year. However, this year-over-year trend is primarily related to comparisons back to last year’s third quarter when business levels fell sharply. Nevertheless, this quarter’s tonnage also benefitted from modest market share gains from our LTL competitors,” said Mr. Davidson. “On a sequential basis, ABF’s third quarter tonnage trends were slightly better than normal, seasonal expectations. Though that trend has weakened somewhat since the last full week of September, we continue to add freight previously handled by other carriers. Regardless of business levels, we continue to manage the costs of the ABF network each day in line with the amount of available freight, while striving to maintain the high level of customized service that is important to ABF’s customers.”
          “Industry LTL pricing further weakened during the third quarter. Declining yields, worsened by the recessionary economy, have made it more difficult to cover normal cost increases,” said Mr. Davidson. “Despite a more price-sensitive environment, ABF has maintained its traditional emphasis on offering each customer a fair, competitive rate. ABF’s history of pricing discipline has contributed to our current financial strength, and Arkansas Best’s financial stability allows us to maintain high service levels and manage the company for the long-term benefit of our shareholders, employees and customers.”
Conference Call
          Arkansas Best Corporation will host a conference call with company executives to discuss the 2009 third quarter results. The call will be today, Wednesday, October 21, at 11:00 a.m. ET (10:00 a.m. CT). Interested parties are invited to listen by calling (877) 275-1257 or (706) 634-6529 (for international callers). Following the call, a recorded playback will be available through the end of the day on Saturday, November 14, 2009. To listen to the playback, dial (800) 642-1687 or (706) 645-9291 (for international callers). The conference call ID for the playback is 33767405. The conference call and playback can also be accessed, through Saturday, November 14, on Arkansas Best’s website at arkbest.com.

Company Description
          Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at arkbest.com and abf.com.
Forward-Looking Statements
          The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, current adverse economic conditions; the impact of any limitations on our customers’ access to adequate financial resources; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; relationships with employees, including unions; union and non-union employee wages and benefits, including changes in required contributions to multiemployer pension plans; governmental regulations and policies; costs of continuing investments in technology; the timing and amount of capital expenditures; the cost, integration and performance of any future acquisitions; competitive initiatives, pricing pressures and the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission (“SEC”) public filings.
          The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$398,957	$495,815	$1,101,269	$1,441,840

OPERATING EXPENSES AND COSTS	411,194	470,323	1,169,405	1,377,514

OPERATING INCOME (LOSS)	(12,237)	25,492	(68,136)	64,326

OTHER INCOME (EXPENSE)
Interest and dividend income	666	1,492	2,399	4,759
Interest expense and other related financing costs	(357)	(206)	(1,041)	(881)
Other, net	2,035	(681)	2,345	(1,174)

	2,344	605	3,703	2,704

INCOME (LOSS) BEFORE INCOME TAXES	(9,893)	26,097	(64,433)	67,030

FEDERAL AND STATE INCOME TAXES
Current (benefit) provision	(3,302)	8,469	(25,515)	28,709
Deferred (benefit) provision	(1,263)	2,186	(69)	(1,821)

	(4,565)	10,655	(25,584)	26,888

NET INCOME (LOSS)	(5,328)	15,442	(38,849)	40,142

LESS: NONCONTROLLING INTEREST IN NET INCOME OF SUBSIDIARY	245	—	324	—

NET INCOME (LOSS) ATTRIBUTABLE TO ARKANSAS BEST CORPORATION	$(5,573)	$15,442	$(39,173)	$40,142

EARNINGS (LOSS) PER SHARE(1)
Basic	$(0.23)	$0.60	$(1.58)	$1.57
Diluted	(0.23)	0.60	(1.58)	1.56

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,047,975	25,013,314	25,047,270	24,956,205
Diluted	25,047,975	25,174,345	25,047,270	25,109,963

CASH DIVIDENDS DECLARED AND PAID PER COMMON SHARE	$0.15	$0.15	$0.45	$0.45

(1)	Effective January 1, 2009, the Company adopted new accounting guidance that requires an allocation of dividends paid and a portion of undistributed net income to unvested restricted stock. As a result, earnings per share for periods prior to 2009 have been retrospectively adjusted to be consistent with the 2009 presentation.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2009	2008
	(Unaudited)	Note
	($ thousands)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$58,887	$100,880
Short-term investment securities	131,365	117,855
Accounts receivable, less allowances (2009 — $3,910; 2008 — $3,513)	124,773	111,452
Other accounts receivable, less allowances (2009 — $1,033; 2008 — $1,001)	7,426	6,611
Prepaid expenses	8,512	10,670
Deferred income taxes	35,799	36,079
Prepaid and refundable income taxes	16,408	17,661
Other	6,688	6,982

TOTAL CURRENT ASSETS	389,858	408,190

PROPERTY, PLANT AND EQUIPMENT
Land and structures	239,799	235,861
Revenue equipment	512,114	514,503
Service, office and other equipment	155,934	150,524
Leasehold improvements	21,647	21,697

	929,494	922,585
Less allowances for depreciation and amortization	497,434	473,010

	432,060	449,575

OTHER ASSETS	53,185	50,636

GOODWILL	66,655	63,897

	$941,758	$972,298

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS — continued

	September 30	December 31
	2009	2008
	(Unaudited)	Note
	($ thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$13,969	$15,189
Accounts payable	60,666	51,646
Income taxes payable	340	758
Accrued expenses	152,619	147,540
Current portion of long-term debt	138	159

TOTAL CURRENT LIABILITIES	227,732	215,292

LONG-TERM DEBT, less current portion	1,618	1,457

PENSION AND POSTRETIREMENT LIABILITIES	81,432	89,472

OTHER LIABILITIES	19,822	17,314

DEFERRED INCOME TAXES	26,847	24,017

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2009: 26,726,216 shares; 2008: 26,702,222 shares	267	267
Additional paid-in capital	273,097	268,396
Retained earnings	420,555	471,360
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(51,842)	(57,507)

TOTAL STOCKHOLDERS’ EQUITY	584,307	624,746

	$941,758	$972,298

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2009	2008
	(Unaudited)
	($thousands)
OPERATING ACTIVITIES
Net income (loss)	$(38,849)	$40,142
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	56,348	57,469
Other amortization	220	220
Pension settlement expense	158	1,540
Share-based compensation expense	4,777	4,523
Provision for losses on accounts receivable	2,432	1,210
Deferred income tax benefit	(69)	(1,821)
Gain on sales of assets	(1,214)	(2,994)
Excess tax benefits from share-based compensation	—	(657)
Changes in operating assets and liabilities:
Receivables	(13,587)	(6,842)
Prepaid expenses	2,321	2,287
Other assets	316	5,914
Accounts payable, taxes payable, accrued expenses and other liabilities (1)	11,011	2,764

NET CASH PROVIDED BY OPERATING ACTIVITIES	23,864	103,755

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of capital leases (1)	(32,914)	(45,425)
Proceeds from asset sales	3,714	14,984
Purchases of short-term investment securities	(110,198)	(80,386)
Proceeds from sales of short-term investment securities	96,689	85,004
Business acquisition, net of cash acquired	(4,873)	—
Capitalization of internally developed software and other	(3,962)	(4,040)

NET CASH USED BY INVESTING ACTIVITIES	(51,544)	(29,863)

FINANCING ACTIVITIES
Payments on long-term debt	(1,401)	(175)
Net change in bank overdraft	(1,220)	(2,135)
Deferred financing costs	(300)	—
Payment of common stock dividends	(11,632)	(11,497)
Excess tax benefits from share-based compensation	—	657
Proceeds from the exercise of stock options and other	240	2,906

NET CASH USED BY FINANCING ACTIVITIES	(14,313)	(10,244)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(41,993)	63,648
Cash and cash equivalents at beginning of period	100,880	93,805

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$58,887	$157,453

(1)	Does not include $1.0 million and $3.1 million of equipment which was received but not yet paid for at September 30, 2009 and 2008, respectively.

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA,
OPERATING RATIOS AND FINANCIAL STATISTICS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2009		2008		2009		2008
	(Unaudited)
	($ thousands)
OPERATING REVENUES
ABF Freight System, Inc.(1)	$369,763		$476,323		$1,036,681		$1,383,592
Other revenues and eliminations	29,194		19,492		64,588		58,248

Total consolidated operating revenues	$398,957		$495,815		$1,101,269		$1,441,840

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc.(1)
Salaries, wages and benefits	$248,093	67.1%	$271,138	56.9%	$726,817	70.1%	$802,652	58.0%
Fuel, supplies and expenses	58,758	15.9	94,023	19.7	162,019	15.6	272,911	19.7
Operating taxes and licenses	10,590	2.9	11,880	2.5	31,657	3.1	35,779	2.6
Insurance	6,129	1.7	5,652	1.2	16,049	1.5	15,899	1.1
Communications and utilities	3,455	0.9	3,689	0.8	10,989	1.1	11,381	0.8
Depreciation and amortization	17,638	4.8	18,302	3.8	54,109	5.2	55,319	4.0
Rents and purchased transportation	37,576	10.2	45,759	9.6	97,819	9.4	124,227	9.0
Gain on sale of property and equipment	(254)	(0.1)	(671)	(0.1)	(1,215)	(0.1)	(2,997)	(0.2)
Other	1,768	0.4	1,375	0.3	6,092	0.6	4,835	0.4

	383,753	103.8%	451,147	94.7%	1,104,336	106.5%	1,320,006	95.4%

Other expenses and eliminations	27,441		19,176		65,069		57,508

Total consolidated operating expenses and costs	$411,194		$470,323		$1,169,405		$1,377,514

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$(13,990)		$25,176		$(67,655)		$63,586
Other income (loss) and eliminations	1,753		316		(481)		740

Total consolidated operating income (loss)	$(12,237)		$25,492		$(68,136)		$64,326

(1)	Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS

	Three Months Ended September 30			Nine Months Ended September 30
	2009	2008	% Change	2009	2008	% Change
Workdays	64.0	64.0		190.0	191.5
Billed Revenue (1) / CWT	$23.98	$27.75	(13.6)%	$23.88	$27.17	(12.1)%
Billed Revenue (1) / Shipment	$322.00	$368.49	(12.6)%	$312.32	$356.99	(12.5)%
Shipments	1,144,026	1,286,414	(11.1)%	3,322,499	3,886,612	(14.5)%
Tonnage (tons)	768,022	854,037	(10.1)%	2,172,555	2,553,033	(14.9)%
Tons/Day	12,000	13,344	(10.1)%	11,434	13,332	(14.2)%

(1)	Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.
Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.
Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer Telephone: (479) 785-6281

Mr. David Humphrey, Director of Investor Relations Telephone: (479) 785-6200
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